EXHIBIT 8.1

List of Subsidiaries of Shinhan Financial Group Co., Ltd.

Shinhan Bank Co., Ltd

Shinhan Card Co., Ltd

Shinhan Investment Corp.

Shinhan Life Insurance Co., Ltd.

Shinhan Capital Co., Ltd.

Jeju Bank

Shinhan BNP Paribas Asset Management Co., Ltd.

Shinhan Credit Information Co., Ltd.

Shinhan Data System

Shinhan Private Equity Inc.

Shinhan Savings Bank

SHC Management Co., Ltd.

Shinhan AITAS Co., Ltd.

Shinhan Asia Limited (incorporated in Hong Kong)

Shinhan Bank America (incorporated in United States)

Shinhan Bank Canada (incorporated in Canada)

Shinhan Bank (China) Limited (incorporated in People’s Republic China)

Shinhan Bank Europe GmbH (incorporated in Germany)

Shinhan Bank Japan (incorporated in Japan)

Shinhan Bank Vietnam Ltd. (incorporated in Vietnam)

Shinhan Bank Kazakhstan Limited (incorporated in Kazakhstan)

Shinhan Khmer Bank PLC (incorporated in Cambodia)

Shinhan Investment Corp. Asia Ltd (incorporated in Hong Kong)

Shinhan Investment Corp. Europe Ltd. (incorporated in United Kingdom)

Shinhan Investment Corp. USA Inc. (incorporated in United States)

Shinhan NPS Private Equity Fund 1st

Shinhan Private Equity Fund 2nd

Shinhan Maritime Private Equity Fund 1st

KOFC Shinhan Frontier Champ 2010-4 PEF

Shinhan Stonebridge Petro Private Equity Fund

Shinhan BNP Paribas Asset Management (Hong Kong) Limited (incorporated in Hong Kong)

Other than as otherwise noted herein, all of our subsidiaries are incorporated in Korea.